EXHIBIT 10.1
Compensation program for non-employee members of the Board of Directors of Pegasystems Inc. (the “Corporation”)
(as amended June 17, 2025)

On August 15th of each year (each such date, a “Grant Date”), the Corporation grants to non-employee members of the Board of Directors the following annual equity awards under the Corporation’s 2004 Long-Term Incentive Plan, as amended:
1.$125,000 of Common Stock of the Corporation (based on the closing price on the Grant Date as reported by Nasdaq), and
2.$125,000 of fully vested ten-year non-statutory stock options to purchase Common Stock of the Corporation (based on the Grant Date fair value used by the Corporation for financial reporting purposes).

On the Grant Date, the Corporation also pays an annual cash retainer of $50,000 to each non-employee member of the Board, plus an additional annual cash retainer to each committee member as follows:
1.Audit Committee Chair: $27,000
2.Audit Committee member: $15,000
3.Compensation Committee Chair: $20,000
4.Compensation Committee member: $10,000
5.Nominating and Corporate Governance Committee Chair: $12,500
6.Risk Subcommittee Chair: $12,500
7.Risk Subcommittee member: $7,500